                                                                  EXHIBIT 10.14





                                 OEM PURCHASING
                                    AGREEMENT

                                     #99-04

                                  PREPARED FOR

                                     UNISKOR

                           (acquired by Flextronics)


                                  SUBMITTED BY

                                  NBASE-XYPLEX,
                                 CHATSWORTH, CA

                              PURCHASING AGREEMENT
                                TABLE OF CONTENTS

Section                                                                       Page
 1.0  PURPOSE...............................................................   3

 2.0  SCOPE.................................................................   3

 3.0  TURNKEY AGREEMENT.....................................................   3

 3.1  PURCHASE ORDERS ......................................................   3

 3.2  FORECASTS.............................................................   3

 3.3  JIT PRODUCT AVAILABILITY..............................................   4

 3.4  QUARTERLY COST ANALYSIS...............................................   4

 3.5  ENGINEERING CHANGES...................................................   5

 3.6  INVOICING/PAYMENT ....................................................   5

 3.7  PURCHASED/CONSIGNED EQUIPMENT ........................................   5

 3.8  PACKAGING FOR SHIPMENT................................................   6

 3.9  SHIPMENT..............................................................   6

 3.10 INSPECTION ...........................................................   6

 3.11 NON-CONFORMING SHIPMENTS .............................................   6

 3.12 WARRANTY AND LIMITATIONS .............................................   6

 3.13 APPROVED VENDORS .....................................................   7

 3.14 REGULATORY REQUIREMENTS ..............................................   7

 3.15 GENERAL ..............................................................   8

 4.0  TERMINATION ..........................................................  11

 4.1  EFFECT OF TERMINATION ................................................  11

 AGREEMENT TERM SHEET ......................................................  13

 CONFIDENTIAL INFORMATION NON-DISCLOSURE STATEMENT NBASE-
 XYPLEX, CHATSWORTH ........................................................  14

1.0     PURPOSE

        This Agreement #99-04 ,is hereby made this 9TH DAY OF DECEMBER, 1999 between MRV Communications, Inc. doing business as NBase-Xyplex, 8928 Fullbright Ave., Chatsworth, CA, USA ("Buyer") and Uniskor, Ramat Gavriel Ind. Zone, Migdal Hamek, Israel ("Seller") for the purchase of goods and services as specified in this document and it's attachments and approved by the authorized representatives as shown on the Purchase Agreement Signature Sheet.

2.0     SCOPE

        Seller agrees to manufacture, test and make available to Buyer the goods and services as described in the Agreement Term Sheet in accordance with the product design, manufacturing and test specifications provided by Buyer. Purchase Orders and/or notices issued by Buyer and referencing Agreement will constitute the sole authorization for Seller to take action or incur any costs for which Seller expects reimbursement from Buyer. Seller to stock inventory at mutually agreed location for release to Buyer on a JIT basis (section 3.3).

        Seller is responsible for identification of long lead time and Non-Cancelable/Non-Returnable (NC/NR) materials. Seller must obtain written authorization from Buyer prior to procuring long lead time materials required per forecast in excess of inventories committed to by released purchase orders. Seller must obtain written authorization from Buyer prior to procuring any NC/NR materials.

        Additional inventories maintained by Seller for adherence to committed delivery schedules are at the Seller's discretion and are not billable to Buyer unless prior agreement has been obtained.

3.0     TURNKEY AGREEMENT

3.1     PURCHASE ORDERS

        Buyer shall issue a blanket/non-binding purchase order to allow for deliveries to be processed and invoices paid. Each Purchase order will specify goods and services to be received from Seller under the provisions of this Agreement by issuing Purchase Orders in accordance with the information described in the Term Sheet (Attachment "A"). Purchase Orders shall contain the following information:

        *       Type of product and quantity ordered

        *       Unit Price as defined in the Term Sheet

        *       Reference to this Agreement

        Seller agrees to accept all Purchase Orders issued under the provisions of this Agreement for the term of the Agreement.

3.2     FORECASTS

        - A Schedule/Forecast report will be provided on a monthly basis. The report will include 120 days worth of committed quantities on a monthly basis and eight months worth of a non-binding forecast.

        - Buyer may make changes to Schedules and Forecasts including reschedules and quantity changes by sending an updated report to Seller in accordance with the procedures in this section.

        A. Buyer may increase schedule or forecast on any products per the purchase order. Seller will make every reasonable effort to accommodate reschedule requests without expedite fees or with reasonable, substantiated charges. Any disagreement with the changes provided to the Seller must be submitted to the Buyer within 5 business days.

        B. If, upon termination of the Agreement, Buyer has not purchased at least the total committed quantity as listed on the monthly forecast/commitment sheet, Buyer accepts liability for any non-standard products and inventory of unique component parts substantiated by Seller and in accordance with provisions outlined in section 2 of this Agreement. Seller will make reasonable attempts to restock or utilize common materials and to resell or otherwise promptly attempt to mitigate Buyer's liability.

3.3     JIT PRODUCT AVAILABILITY

        A. Seller will stock a minimum quantity, as shown on the schedule/forecast report, of Finished Product to replenish NBase stock consumed by actual customer orders and will be shipped to NBase on a weekly basis (or as necessary to meet customer orders). Quantities consumed should be replaced within one (1) week from the time it is shipped. Any product put into stock up to the minimum quantity will be taken by the Buyer within 45 days of the time product was completed.

        B. Seller will stock one (1) months worth of forecasted generic PCB assemblies and final configuration material to be used to replenish Finished Product as consumed. When stocked quantity goes below two (2) weeks worth of forecasted requirements a replenishment kit of one (1) months forecast will be released for assembly.

        C. Seller will stock a minimum of two (2) months worth of component stock to replenish generic PCB assemblies once they are reduced to two weeks worth of forecasted quantities.

        D. Seller will have all material required to build one (1) months worth of forecasted quantities.

        Example of JIT inventory status.

-----------------------------------------------------------------------------------------------------------------------
               min qty              1st month            2nd month             3rd month              4th month
-----------------------------------------------------------------------------------------------------------------------
Status of      Complete             Finished generic     Material in stock     Material in stock      Material on order
material       Finished/Boxed       PCBA and             and ready to be       and ready to be        and scheduled to
               Product              Packaging            built as needed.      build as needed.       be received by the
                                    material available                                                first of the
                                    by the 1st of the                                                 following month.
                                    month
-----------------------------------------------------------------------------------------------------------------------


3.4     QUARTERLY COST ANALYSIS

        Buyer and Seller agree to review product costs quarterly for all or part of the Agreement at the request of either party. Buyer and Seller further agree to re-negotiate pricing should reductions based on material cost, quantity, learning curve, efficiency improvements, automation, et cetera occur as well as increases based on material cost, order reductions, etc., occur. Seller agrees to substantiate material cost changes by submitting copies of purchase orders, invoices or other documentation acceptable to Buyer if requested.

        Buyer may be responsible for additional charges consisting of costs and expenses not defined in the Term Sheet where the charges fall into one of the following categories:

        A. Changes made by Buyer to Product design or manufacturing specifications.

        B. Any inventory rendered obsolete by a change to the Product design or manufacturing specification; provided, however, that such inventory is not in excess of Buyer's current quarterly forecast commitment or authorized by Buyer under the provisions outlined in section 2 of this Agreement.

        C. Non-recurring charges for tooling, fixtures and programming. All tooling, fixtures and programs to be property of Buyer.

3.5     ENGINEERING CHANGES

        A. Engineering Changes proposed by Seller: Seller shall notify Buyer of any proposed change to any Product (an "Engineering Change") and shall supply Buyer with a written description of the change including effect on price as well as cost savings permitted by the Engineering Change. Buyer may elect to evaluate units and modifications specified as part of the proposed change. Buyer shall inform Seller of approval or disapproval within a period of time negotiated after Buyer's receipt of written request. Seller may not change, modify or in any way alter the design or process without Buyer's prior written consent. Seller must adhere to mutually agreed delivery schedules until such time as Buyer approves or disapproves requested changes. All Engineering Changes accepted by Buyer become part of the Product design and thereby the property of the Buyer.

        B. Engineering Changes requested by Buyer: Buyer may request, in writing, that Seller incorporate an Engineering Change into the Product. The released ECN will include a description of the requested change sufficient to permit Seller to evaluate its feasibility. Seller shall inform Buyer, in writing, of terms and conditions under which it will incorporate the Change within a period of time negotiated after Seller's receipt of written request.

        C. Seller's written response shall include cost savings or increase and effectivity lead time. If Buyer accepts the Seller's response, the "Products, Pricing and Requirements" section of the Term Sheet and any attached Product Specifications and Test Specifications may be amended. Seller shall not unreasonably refuse to incorporate Buyer's Engineering Changes in the Product when requested by Buyer.

3.6     INVOICING/PAYMENT

        Seller shall invoice Buyer upon receipt of material at inventory location mutually agreed upon by Buyer and Seller and in accordance with unit price listed on Term Sheet.

3.7     PURCHASED/CONSIGNED EQUIPMENT

        A. Buyer may consign equipment to Seller for the purpose of manufacturing and/or testing product. This equipment may include assembly fixtures, test fixtures, software, burn-in/run-in units or similar proprietary equipment.

        B. Seller shall maintain such (A) equipment in good working order at all times, including periodic verification of accuracy, for the term of the Agreement.

        C. Seller shall return all Buyer consigned equipment to Buyer upon termination of the Agreement or at completion of Seller's warranty and/or service obligations.

        D. Seller shall at all times maintain an updated list of Buyer consigned equipment as well as any additional equipment that may have been bought, leased, rented or otherwise provided by Seller but paid for by Buyer.

3.8     PACKAGING FOR SHIPMENT

        Seller shall package the Products for shipment or receipt to inventory location in accordance with Buyer's packaging instructions or, if unspecified, in accordance with reasonable accepted commercial practices such that the Product arrives at Buyer's location in an acceptable condition.

3.9     SHIPMENT

        All goods ordered under this Agreement and shipped per requirement shall be shipped F.O.B. Seller's "Shipping Point" following Buyer defined mode of transport.

3.10    INSPECTION

        Buyer reserves the right to inspect any shipment of Product and will notify Seller of any count discrepancies or defects found relative to product specifications, performance requirements, test result/certifications, mechanical or cosmetic characteristics. Seller consents to source inspection, visits or surveys by Buyer, Regulatory Agency or Buyer's customer for the purpose of auditing processes and determining that the subcontracted assemblies conform to specifications. Any activity found to be detrimental will require Seller to respond with appropriate corrective action. Failure to do so could result in contract termination.

3.11    NON-CONFORMING SHIPMENTS

        Prior to returning any non-conforming Product to Seller, Buyer shall obtain a "Return Material Authorization" (RMA) number from Seller. Seller shall issue said RMA number within five (5) working days notice of request by Buyer.

        A. In-warranty product shall be repaired by Seller free of charge. All transportation costs to and from Seller shall be borne by Seller. Within five (5) days after receipt of returned Product, Seller shall evaluate the units and confirm non conformance. Within ten (10) days after receipt of returned Product, Seller shall ship an equivalent quantity of repaired or new units to Buyer.

        B. Out-of-warranty product shall be repaired by Seller at a charge to be mutually agreed upon. All transportation costs to and from Seller shall be borne by Buyer. Seller shall notify Buyer of all charges within five (5) working days after receipt of Product. Only those charges approved in writing by Buyer shall be allowed as billable by Seller. Seller shall return repaired product to Buyer within thirty (30) calendar days.

3.12    WARRANTY AND LIMITATIONS

        Seller represents and warrants to Buyer as follows:

        A. Each unit of the Products listed on the Term Sheet shall conform to it's Product Specifications and Product Test Specifications as listed on the Signature Sheet and as defined by part number and description on the Purchase Order.

        B. Each unit of each Product shall be free from defects in workmanship and materials for a warranty period of twenty four
                (24) months from receipt of new product at Buyer's location, provided that the materials portion of the warranty shall not apply to the following:

                1.      Any materials consigned or supplied to Seller by Buyer.

                2. Any unit of the Product that has been abused, damaged, altered or misused by any person other than Seller after receipt of unit by Buyer.

        C. Any "In-Warranty" Product that is returned to Seller and repaired by Seller for shipment back to Buyer shall be deemed as new Product and shall, therefore, be subject to a twelve (12) month warranty period starting with receipt at Buyer's location.

        D. Any "Out-of-Warranty" Product that is repaired by Seller shall be deemed as used Product and shall, therefore, be subject to a twelve (12) month warranty period starting with receipt at Buyer's location.

3.13    APPROVED VENDORS

        Buyer will supply Seller with a list of approved sources for materials to assemble products outlined on Term Sheet.

        A. Electronic components may be procured from sources preferred by Seller but must conform to manufacturer's name and part number as defined by Buyer's Approved Manufacturer's List supplied to Seller.

        B. Fabricated parts, (sheet metal, PCBs, etc.) should be procured by Seller from Buyer's preferred sources but may be procured from sources preferred by Seller in accordance with criteria acceptable to Buyer.

        C. Seller accepts responsibility for price, delivery, quantity and quality of all electronic components and fabricated parts per items A and B above.

        D. Seller will install components on printed circuit board assemblies that are date coded no more than 18 months from date of manufacture.

3.14    REGULATORY REQUIREMENTS

        A. Seller is required to manufacture and control the product as defined in the term sheet in accordance with the following safety agency guidelines in accordance with construction data sheets and any other certifications agreed at time of contract.

                1.      Underwriters Laboratories (UL1950)

                2.      Canadian Standards Association (C22.2 No. 950-M89)

        B. Seller to provide reasonable access to safety agency inspectors as required to audit the facility, the process and/or the product for conformance to written guidelines provided by NBase-Xyplex, Chatsworth or the respective Agency.

        C.      Seller will maintain registration to (at least) ISO-9002.

3.15    GENERAL

        A.      COMPLETE AGREEMENT

        This Agreement, together with its attachments and the purchase orders issued under it, constitutes the entire agreement between the parties regarding the manufacture, sale and purchase of said goods and services. This Agreement supersedes all previous oral or written agreements and understandings on this subject between the parties or any of their officials or representatives.

        B.      ORDER OF PRECEDENCE

        In the event of conflict in the provisions of the following documents, the order of precedence shall be as shown.

                1. The typed provisions on the face of the Buyer's purchase order

                2.      This Agreement and its attachments

                3. The preprinted terms and conditions on the back of Buyer's purchase order

        C.      INDEPENDENT CONTRACTOR

                Neither party shall, for any purpose, be deemed an employee or agent of the other party. The relationship between parties shall be that of independent contractors.

        D.      SEVERABILITY

                In case any provision of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such provision would result in a failure of consideration under this Agreement, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        E.      GOVERNING LAW

                This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (without reference to the conflicts of law provisions thereof). Each of the parties irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of California in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth for such party in this Agreement shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        F.      THIRD PARTY BENEFICIARY

                This Agreement is intended for the benefit of the parties included herein and no other person shall be entitled to rely upon this Agreement or be entitled to any benefits under this Agreement.

        G.      ASSIGNMENT

                Neither this Agreement nor any rights or obligations herein shall be transferred or assigned by Seller, except as described below, without the prior written consent of Buyer. This Agreement may be assigned by Buyer and Seller to any corporation controlling, controlled by or under common control with the Buyer or Seller. Seller may assign or transfer rights or obligations to an affiliate or subsidiary only upon obtaining written consent of Buyer but is not excused of responsibility and will remain liable to Buyer for Seller's performance to this Agreement.

        H.      AMENDMENTS

                Changes or amendments to this Agreement or its attachments shall not be binding upon either party unless made in writing and signed by an authorized representative of each of the parties.

        I.      FORCE MAJEURE

                In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to an act of nature, fire, casualty, flood, war, strike, epidemic, lockout, destruction of production facilities, riot, insurrection or any other cause beyond the reasonable control of the party invoking this section, and if said party shall have used its best efforts to mitigate its effects and if delays or failures to perform under this Agreement have not been occasioned by an act or omission of said party, notice of delays or failures and causes must be given to the other party within five (5) days of the occurrence.

                As soon as it is reasonably apparent that the occurrence will cause performance obligation delays of more than thirty (30) days, either party shall have the right to terminate the Agreement under written, mutually approved order.

        J.      COMMUNICATIONS AND NOTICES

                Unless specified otherwise in this Agreement, all communications and notices between the parties under this Agreement shall be in writing and shall be mailed, telegraphed, faxed, emailed, or delivered to the other party at the address set forth below the signature of such party, or any other address either party may designate in writing.

        K.      EXPENSES

                In the event that a dispute between the parties listed hereunder with respect to this Agreement must be resolved by arbitration or either party must engage an attorney to represent said party in arbitration, the prevailing party shall be entitled to receive reimbursement for all associated costs and expenses (including, without limitation, attorneys fees) from the other party.

        L.      PROPRIETARY INFORMATION

                All knowledge, information and data supplied to Seller by Buyer for the purpose of enabling Seller to manufacture or supply and deliver goods under this Agreement shall be deemed NBase-Xyplex, Chatsworth confidential information under and pursuant to the "Confidential Information Non-Disclosure Statement" (attachment) executed by the parties listed and shall become binding upon execution of this Agreement and its attachments for a period of 2 years. It shall be assumed by both parties that all such information is proprietary unless otherwise stated in writing by the party providing said information. In the event that Seller is unable to continue to provide product as outlined in term sheet, and in accordance with section 11, Buyer shall retain Seller's product design and all technical information necessary to continue manufacture of product.

        M.      INDEMNITIES

                Seller shall, at no cost to Buyer, indemnify, hold harmless and defend Buyer against any suits for, or claims of patent or copyright infringement relating to any manufacturing process or method or other proprietary right of Seller due to Seller's manufacturing process or method. This indemnity shall not apply where the infringement results from compliance with specific written instructions from Buyer to Seller modifying the general specifications of Seller as to such article covered by this agreement not normally used by Seller.

        N.      DESCRIPTIVE HEADINGS

                The descriptive headings of the sections and sub-sections of this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions of this Agreement.

        O.      WAIVER

                Failure by either party to insist in any instance on strict conformance by the other party to any term or provision of this Agreement or failure by either party to act in the event of a breach will not be construed as a consent to or waiver of any subsequent breach of the same or of any other term contained in the Agreement.

        P.      YIELD DATA

                Seller will track first-pass yields and provide data on a monthly basis to Buyer with results listing quantity tested and passed. Yield data to be relevant to ICT, functional test and burn-in. Seller to take all appropriate actions to maximize yields and minimize costs to Buyer.

        Q.      WORKMANSHIP STANDARDS

                Seller must conform to proper workmanship standards of IPC - A - 610, class 2 or applicable notes on drawings for producing consistent quality.

        R.      FIRST ARTICLE

                Seller will submit a first article lot of up to 5 pieces for each part number assembly. Delivery of production lots will only be allowed upon successfully passing the first article inspection. Seller will document the assembly processes for each part number and perform audits to ensure compliance to accepted quality levels. Copies of documented processed will be made available to Buyer upon request.

        S.      SHIPMENT CERTIFICATION

                Seller will participate in a certification program that would allow for direct shipment to NBase-Xyplex, Chatsworth or to NBase-Xyplex, Chatsworth's customer. The program requires the Seller to provide objective evidence that the processes are in control for up to 5 manufacturing lots or on a mutually agreed schedule that would eliminate source or receiving inspection on the part of NBase-Xyplex, Chatsworth. In the event that quality degrades, NBase-Xyplex, Chatsworth reserves the right to reinstate inspection of all lots.

        T.      PRODUCT MARKING

                Seller will provide a current listing of all stamp impressions or markings that are used on NBase-Xyplex, Chatsworth product (e.g., ICT, burn-in, functional test, etc.)

        U.      ELECTROSTATIC DISCHARGE

                Seller will conform to proper ESD measures at all times for static sensitive components as well as PCBAs to prevent damage.

4.0     TERMINATION

        This Agreement may be terminated as follows:

        A.      At any time upon the mutual written consent of both Parties.

        B. At the end of the initial term as set forth in item I of the Term Sheet. If written notice of intention to terminate this agreement is not submitted by at least four months prior to the date set forth in Item I of the Term Sheet this agreement will be extended another 6 months.

        C. By either Party at any time upon the occurrence of any one or more of the following events of default:

                1. Failure of the other Party to perform any performance obligation and to cure such failure within thirty (30) days of receipt of written notice from the non-defaulting Party of each failure.

                2. Failure of the other Party to perform any payment obligation and to cure such failure within thirty (30) days of receipt of written notice from the non-defaulting Party of each failure.

                3. The seeking of an order for relief under the bankruptcy laws of the United States or similar laws of any other jurisdiction, a receivership for any of the assets, an assignment for the benefit of creditors or the dissolution or liquidation of the other party.

4.1     EFFECT OF TERMINATION

        Upon termination of this Agreement, all rights and obligations granted under or imposed by this Agreement shall immediately cease and terminate, except for the rights and obligations set forth in sections
        3.12 (Warranty) and 3.15 (General) subsection L (Proprietary Information) of this Agreement, and for any cause of action arising prior to the time of termination.

The sale of any Product by Seller to Buyer after the termination of this Agreement shall be governed by the provisions of the Agreement. Nevertheless, the acts of either party in consummating such sales shall not waive the termination of the Agreement or renew the Agreement.

                       PURCHASE AGREEMENT SIGNATURE SHEET

Purchase Agreement #99-04, between MRV Communications, Inc. doing business as NBase-Xyplex, Chatsworth ("Buyer") and Uniskor ("Seller").

Seller agrees to provide and sell to Buyer, and Buyer agrees to purchase from Seller the goods and services described on the attached Term Sheet according to the provisions set forth in this Agreement.

This Agreement includes this page and the following attachments:

        1.      Attachment "A" - Agreement Term Sheet

        2.      Attachment "B" - Confidential Information Non-Disclosure
                Statement

This Agreement may additionally include the following schedules:

        *       Product Specifications

        *       Product Test Specifications

        *       NBase-Xyplex, Chatsworth consigned tooling/fixtures

Buyer and Seller signatures acknowledge they have read and fully understand the intent of this Agreement and mutually agree to provisions, terms and conditions therein.



MRV Communications, Inc. doing business as
NBase-Xyplex, Chatsworth                       Uniskor



BY:                                            BY:
   ----------------------------------             ------------------------------
TITLE:                                         TITLE:
      -------------------------------                 --------------------------



Address:                                       Address:

  8928 Fullbright Ave.                           Ramat Gavriel Ind. Zone
  Chatsworth, CA 91311 USA                       Migdal Hamek, 23108 Israel
  Tel: (818) 772-6235                            Tel: 972-6-6040840
  Fax: (818) 772-0576                            Fax: 972-6-6040850

California Resale # SRAC1386363

Agreement effective date:
                         ------------------------

                              AGREEMENT TERM SHEET

I.      Term of Agreement:

        The term of this Agreement begins on the date shown on page 1 of this document (Purchasing Agreement Signature Sheet) and terminates on DECEMBER 31, 2000.

II.     Product Availability:

        Product availability is to conform to section 3.3 JIT Product Availability.

III.    Seller's Payment Terms:

        Seller's Payment Terms for the requirements specified in this Agreement are Net 30.

IV.     Products, Pricing and Requirements:

  #           Part No.              Description                    Unit Price
  -           --------              -----------                    ----------
  1           EM316E/M          1299007-007 Pkg. Assy. EM316F/M    $53.69 USD
  2           EM316F/M          1299015-003 Pkg. Assy. EM316F/M    $76.116 USD

Labor rate for testing is based on $12.50 USD. Time studies will be performed to validate testing times and prices will be modified accordingly.

V. Penalties will be paid by the Seller to the Buyer for the following conditions.

     PENALTY                          CONDITION
     -------                          ---------
1% of resale cost  Penalty applies to quantities delayed more then one (1) week from requested release date while
                   quantities requested are less then agreed upon scheduled
                   minimum quantities.

2% of resale cost  Penalty applies to quantities delayed more then two (2) week from requested release date while quantities requested are less then agreed upon scheduled minimum quantities.

3% of resale cost  Penalty applies to quantities delayed more then three (3) week from requested release date while quantities requested are less then agreed upon scheduled minimum quantities.

4% of resale cost  Penalty applies to quantities delayed more then four (4) week from requested release date while quantities requested are less then agreed upon scheduled minimum quantities.

               CONFIDENTIAL INFORMATION NON-DISCLOSURE STATEMENT
                            NBase-Xyplex, Chatsworth

I, Seller, am aware of, have access to and have knowledge of information concerning important developments, designs, discoveries, inventions and programs of and by NBase-Xyplex, Chatsworth (Buyer) relating to products, applications, business and market information.

I understand that Buyer considers this information proprietary and has kept, and desires to keep, this information a trade secret from it's competitors and general public.

I recognize and agree that the information which I have obtained or may obtain in the future about Buyer's products, applications, business and market information has been received by me in confidence.

I further agree that I will not disclose to any person(s), firm or corporation, or to any unauthorized person(s) employed by my firm, nor will I use, publish or disclose any information about such developments, designs, discoveries, inventions and programs without the prior written consent of an officer of NBase-Xyplex, Chatsworth.

This confidential information non-disclosure statement also applies to other employees of my firm designated as authorized to have knowledge of Buyer's trade secrets.

The term of this confidential information non-disclosure statement shall extend for a period of (2) two years beyond the date of the last association or contact with Seller with regards to the Purchasing Agreement or any follow-on Purchasing Agreements concerning the same product, or until NBase-Xyplex, Chatsworth makes public the information covered by said Agreement.




Signed -                                    Date -
        -------------------------------           ------------------------------

Please print or type:
Name
     ----------------------------------

Title
     ----------------------------------

Company
       --------------------------------

Address
       --------------------------------

Phone -                                  Ext.-
       --------------------------------       ---------------